Exhibit 23.1

[DIXON HUGHES PLLC LETTERHEAD]

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Gateway Financial Holdings, Inc. and Subsidiaries:

We consent to the use of our report incorporated by reference under the heading “Experts” in the Registration Statement on Form S-3.

/s/ Dixon Hughes PLLC

Greenville, North Carolina
July 19, 2005